Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Sono-Tek Corporation

We consent to the use in connection with the Annual Report on Form 10-K of Sono-Tek Corporation, of our report dated May 16, 2011, relating to the financial statements of Sono-Tek Corporation, as of February 28, 2011 and for the year then ended. We hereby consent to incorporation by reference, in the Registration No. 333-11913 on Form S-8.

/s/ SHERB & CO., LLP

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Certified Public Accountants

New York, New York

May 20, 2011